Exhibit 99.1

OPENWAVE REPORTS FINAL FISCAL 2007 SECOND QUARTER RESULTS

Revenue and Earnings In-Line with Previously Announced Preliminary Results

REDWOOD CITY, Calif. – January 25, 2007 – Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced final financial results for its fiscal 2007 second quarter ended December 31, 2006. Revenues for the fiscal second quarter were $84.2 million, compared with $104.5 million in the same quarter in the preceding year and $91.5 million in the prior quarter ended September 30, 2006. The Company reported bookings of $119.7 million in the fiscal 2007 second quarter as compared with $81.4 million in the 2007 first fiscal quarter.

“We are pleased with the strong bookings during the quarter,” said David Peterschmidt, president and CEO of Openwave. “In the second half of fiscal 2007, we plan to continue to focus on bookings momentum, new product introductions, sales productivity improvement and tight expense control.”

On a GAAP basis, net loss for the second fiscal quarter ended December 31, 2006 was $15.8 million, or $0.17 per share, compared to net income of $8.4 million, or $0.11 per share, for the December quarter in the preceding year and a net loss of $24.5 million, or $0.27 per share in the prior quarter.

Net loss on a non-GAAP basis, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs, for the second fiscal quarter ended December 31, 2006 was $2.5 million, or $0.03 per diluted share compared with net income of $19.3 million, or $0.22 per fully diluted share, during the December quarter of the prior year and a net loss of $0.5 million, or $0.01 per diluted share in the prior quarter. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

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Openwave Reports Final Fiscal 2007 Second Quarter Results	Page 2

For further analysis of the quarter, you may listen to the replay of the conference call held on January 4, 2007 on Openwave’s website at: http://investor.Openwave.com/medialist.cfm. Openwave will not be holding a conference call today.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

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Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (f) increased global competition and pricing pressure on our products; (g) technological changes and developments; and (h) general risks of the Internet and wireless and wireline telecommunications sectors. For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For more information please contact:

Openwave Systems Inc.	Mike Bishop
Investor Relations	Vikki Herrera
investor@openwave.com	Public Relations
Tel: 650-480-4461	Vikki.Herrera@openwave.com
Openwave Systems Inc.	Tel: 650-480-6753

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2006	June 30, 2006
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$393,067	$431,851
Restricted cash	1,250	—
Accounts receivable, net	149,043	152,547
Prepaid and other current assets	24,893	18,564

Total current assets	568,253	602,962

Property and equipment, net	21,710	20,784
Long-term investments and restricted cash and investments	83,374	81,140
Deposits and other assets	10,229	9,169
Goodwill	152,254	148,807
Intangibles, net	53,833	55,727

Total assets	$889,653	$918,589

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$11,468	$14,951
Accrued liabilities	73,458	59,077
Accrued restructuring costs	16,617	18,542
Deferred revenue	55,196	58,964

Total current liabilities	156,739	151,534

Accrued restructuring costs, less current portion	55,822	60,922
Deferred revenue, less current portion	7,245	6,814
Deferred rent obligations	1,306	1,055
Deferred tax liabilities, less current portion, net	7,046	11,417
Convertible subordinated notes, net	148,605	148,494

Total liabilities	376,763	380,236

Stockholders’ equity	512,890	538,353

Total liabilities and stockholders’ equity	$889,653	$918,589

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Revenues:
License	$25,045	$29,570	$50,033	$54,615	$98,747
Maintenance and support	22,833	22,813	24,259	45,646	48,647
Services	25,990	25,301	28,282	51,291	50,208
Projects/ Systems	2,080	6,127	1,914	8,207	10,228
Content	8,212	7,640	—	15,852	—

Total revenues	84,160	91,451	104,488	175,611	207,830

Cost of revenues:
License	737	1,805	1,343	2,542	3,563
Maintenance and support	8,053	7,808	8,141	15,861	15,915
Services	19,522	19,976	19,351	39,498	36,039
Projects/ Systems	1,278	2,398	1,092	3,676	5,867
Content	3,307	3,955	—	7,262	—
Amortization of intangible assets	2,138	1,689	1,532	3,827	3,113

Total cost of revenues	35,035	37,631	31,459	72,666	64,497

Gross profit	49,125	53,820	73,029	102,945	143,333

Operating Expenses:
Research and development	19,554	20,317	21,186	39,871	45,341
Sales and marketing	26,392	27,557	28,978	53,949	58,484
General and administrative	17,736	16,406	17,392	34,142	35,055
Stock option review and related costs	750	5,492	—	6,242	—
Restructuring and other related costs	2,024	10,960	(1,370)	12,984	6,905
Acquisition-related costs and amortization	3,353	2,948	714	6,301	1,428
Gain on sale of technology and other	—	(1,287)	(3,250)	(1,287)	(7,549)

Total operating expenses	69,809	82,393	63,650	152,202	139,664

Operating income (loss)	(20,684)	(28,573)	9,379	(49,257)	3,669
Interest and other (expense), net	4,913	5,860	999	10,773	669
Impairment of non-marketable equity securities	—	—	(104)	—	(104)

Pretax income (loss)	(15,771)	(22,713)	10,274	(38,484)	4,234

Income taxes	17	1,824	1,830	1,841	3,466

Net income (loss)	$(15,788)	$(24,537)	$8,444	$(40,325)	$768

Basic net income (loss) per share	$(0.17)	$(0.27)	$0.11	$(0.43)	$0.01

Diluted net income (loss) per share	$(0.17)	$(0.27)	$0.11	$(0.43)	$0.01

Shares used in basic net income (loss) per share	93,352	91,815	75,003	93,189	72,542
Shares used in diluted net income (loss) per share	93,352	91,815	79,433	93,189	77,224

Stock-based compensation by category:
Maintenance and support	$423	$182	$605	$605	1,006
Services	541	283	512	824	899
Research and development	684	585	2,116	1,269	4,144
Sales and marketing	2,233	2,678	4,203	4,911	8,768
General and administrative	2,664	1,978	3,875	4,642	6,698

	$6,545	$5,706	$11,311	$12,251	$21,515

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(15,788)	$(24,537)	$8,444	$(40,325)	768
Exclude:
Restructuring and other related costs	2,024	10,960	(1,370)	12,984	6,905
Acquisition-related costs and amortization*	5,491	4,637	2,741	10,128	5,213
Amortization of stock-based compensation	6,545	5,706	11,311	12,251	21,515
Stock option review and related costs	750	5,492	—	6,242	—
Gain on sales of technology	—	(1,287)	(3,250)	(1,287)	(7,549)
Impairment of non-marketable equity securities	—	—	104	—	104
Interest expense on convertible debt, if dilutive***	—	—	1,283	—	2,565
Tax impact of reconciling items**	(1,488)	(1,488)	—	(2,976)	—

Fully diluted non-GAAP net income (loss) per share	$(2,466)	$(517)	$19,263	$(2,983)	$29,521

GAAP net income (loss) per share – diluted	$(0.17)	$(0.27)	$0.10	$(0.43)	$0.01
Exclude:
Restructuring and other related costs	$0.02	$0.12	$(0.02)	$0.14	$0.08
Acquisition-related costs and amortization*	$0.06	$0.05	$0.03	$0.11	$0.06
Amortization of stock-based compensation	$0.07	$0.06	$0.13	$0.13	$0.26
Stock option review and related costs	$0.01	$0.06	$—	$0.07	$—
Gain on sales of technology	$—	$(0.01)	$(0.03)	$(0.01)	$(0.09)
Impairment of non-marketable equity securities	$—	$—	$—	$—	$—
Interest expense on convertible debt, if dilutive***	$—	$—	$0.01	$—	$0.03
Tax impact of reconciling items**	$(0.02)	$(0.02)	$—	$(0.04)	$—

Non-GAAP net income (loss) per share – diluted	$(0.03)	$(0.01)	$0.22	$(0.03)	$0.35

Shares used in computing fully diluted earnings per share	93,352	91,815	87,587	93,189	85,378

*	Acquisition-related costs relates to payments due under the terms of the Musiwave and Solomio acquisitions. Also includes $495 and $672 thousand of acquisition-related hedging costs in the three and six months ended December 31, 2005. Amortization relates to acquired intangible assets.
**	Beginning in FY Q3 2006 with the Musiwave acquisition, the tax impact of reconciling items became material and therefore will be included in the non-GAAP reconciliation prospectively. The tax impact relates to amortization of acquisition-related intangibles and tax benefits related to stock-based compensation.
***	The associated interest expense and convertible shares are included if the result is dilutive to net income per share.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Cash flows from operating activities:
Net income (loss)	$(15,788)	$(24,537)	$8,444	$(40,325)	$768
Adjustments to reconcile net income (loss) to net cash (used for) provided by operating activities:
Depreciation, amortization of intangibles and stock-based compensation	13,896	12,608	15,892	26,504	30,861
Noncash restructuring charges	1,687	2,471	—	4,158	414
Provision for doubtful accounts	1,978	—	26	1,978	718
Other non-cash expenses, net	(1,466)	(2,348)	(644)	(3,814)	(812)
Proceeds from sale of technology and other	—	(1,287)	(3,250)	(1,287)	(7,549)
Changes in operating assets and liabilities, net of effect of acquisitions	(16,178)	7,959	(11,511)	(8,219)	(18,449)

Net cash (used for) provided by operating activities	(15,871)	(5,134)	8,957	(21,005)	5,951

Cash flows from investing activities:
Purchases of property and equipment, net	(3,152)	(4,655)	(2,686)	(7,807)	(6,005)
Acquisition, net of cash paid	(8,532)	—	—	(8,532)	—
Proceeds from sale of technology and other	—	1,287	3,250	1,287	7,549
Proceeds (purchases) of investments, net	49,355	(17,997)	(129,734)	31,358	(141,948)
Restricted cash and investments, and non-marketable securities	(863)	2,045	—	1,182	2,116

Net cash (used for) provided by investing activities	36,808	(19,320)	(129,170)	17,488	(138,288)

Cash flows from financing activities:
Payment on note payable	(305)	—	—	(305)	—
Net proceeds from issuance of common stock	(817)	25	285,348	(792)	299,587

Cash (used for) provided by financing activities	(1,122)	25	285,348	(1,097)	299,587

Effect of exchange rates on cash and cash equivalents	99	21	—	120	—

Net increase (decrease) in cash and cash equivalents	19,914	(24,408)	165,135	(4,494)	167,250
Cash and cash equivalents at beginning of period	151,023	175,431	128,577	175,431	126,462

Cash and cash equivalents at end of period	$170,937	$151,023	$293,712	$170,937	$293,712